Exhibit 99.13

Ticketmaster and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$303,577	$293,416	$292,466	$351,018
Cost of sales (exclusive of depreciation shown separately below)	184,784	183,860	181,186	216,708
Gross profit	118,793	109,556	111,280	134,310
Selling and marketing expense	7,073	8,158	8,560	19,696
General and administrative expense	34,258	39,892	39,108	36,220
Amortization of intangibles	6,853	6,667	6,081	6,599
Depreciation	9,121	9,471	9,495	10,371
Operating income	61,488	45,368	48,036	61,424
Other income (expense):
Interest income	5,378	8,499	8,533	10,655
Interest expense	(266)	(133)	(242)	(362)
Equity in income of uncombined affiliates	865	960	1,196	3,280
Other income (expense)	83	(208)	230	1,015
Total other income, net	6,060	9,118	9,717	14,588
Earnings before income taxes and minority interest	67,548	54,486	57,753	76,012
Income tax provision	(24,637)	(19,873)	(18,671)	(25,826)
Minority interest in losses of combined subsidiaries	14	191	1,459	895
Net income	$42,925	$34,804	$40,541	$51,081

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$148	$242	$211	$199
Selling and marketing expense	163	265	230	218
General and administrative expense	1,568	2,556	4,082	2,690
Total non-cash compensation expense	$1,879	$3,063	$4,523	$3,107

Ticketmaster and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$303,577	$596,993	$889,459	$1,240,477
Cost of sales (exclusive of depreciation shown separately below)	184,784	368,644	549,830	766,538
Gross profit	118,793	228,349	339,629	473,939
Selling and marketing expense	7,073	15,231	23,791	43,487
General and administrative expense	34,258	74,150	113,258	149,478
Amortization of intangibles	6,853	13,520	19,601	26,200
Depreciation	9,121	18,592	28,087	38,458
Operating income	61,488	106,856	154,892	216,316
Other income (expense):
Interest income	5,378	13,877	22,410	33,065
Interest expense	(266)	(399)	(641)	(1,003)
Equity in income of uncombined affiliates	865	1,825	3,021	6,301
Other income (expense)	83	(125)	105	1,120
Total other income, net	6,060	15,178	24,895	39,483
Earnings before income taxes and minority interest	67,548	122,034	179,787	255,799
Income tax provision	(24,637)	(44,510)	(63,181)	(89,007)
Minority interest in losses of combined subsidiaries	14	205	1,664	2,559
Net income	$42,925	$77,729	$118,270	$169,351

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$148	$390	$601	$800
Selling and marketing expense	163	428	658	876
General and administrative expense	1,568	4,124	8,206	10,896
Total non-cash compensation expense	$1,879	$4,942	$9,465	$12,572

Ticketmaster and Subsidiaries

Combined Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$240,722	$287,595	$258,497	$275,858
Cost of sales (exclusive of depreciation shown separately below)	140,932	171,998	158,384	165,838
Gross profit	99,790	115,597	100,113	110,020
Selling and marketing expense	4,247	5,116	5,091	5,669
General and administrative expense	21,737	29,450	34,136	32,994
Amortization of intangibles	6,898	7,036	6,571	6,604
Depreciation	8,765	8,780	8,782	8,753
Operating income	58,143	65,215	45,533	56,000
Other income (expense):
Interest income	4,230	7,621	9,236	12,895
Interest expense	(44)	(75)	(67)	(116)
Equity in income of uncombined affiliates	872	612	835	678
Other income	412	70	61	439
Total other income, net	5,470	8,228	10,065	13,896
Earnings before income taxes and minority interest	63,613	73,443	55,598	69,896
Income tax provision	(23,977)	(27,682)	(20,921)	(13,387)
Minority interest in losses of combined subsidiaries	—	—	29	89
Net income	$39,636	$45,761	$34,706	$56,598

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$149	$63	$269	$173
Selling and marketing expense	92	70	294	190
General and administrative expense	1,206	667	2,836	1,830
Total non-cash compensation expense	$1,447	$800	$3,399	$2,193

Ticketmaster and Subsidiaries

Combined Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$240,722	$528,317	$786,814	$1,062,672
Cost of sales (exclusive of depreciation shown separately below)	140,932	312,930	471,314	637,152
Gross profit	99,790	215,387	315,500	425,520
Selling and marketing expense	4,247	9,363	14,454	20,123
General and administrative expense	21,737	51,187	85,323	118,317
Amortization of intangibles	6,898	13,934	20,505	27,109
Depreciation	8,765	17,545	26,327	35,080
Operating income	58,143	123,358	168,891	224,891
Other income (expense):
Interest income	4,230	11,851	21,087	33,982
Interest expense	(44)	(119)	(186)	(302)
Equity in income of uncombined affiliates	872	1,484	2,319	2,997
Other income	412	482	543	982
Total other income, net	5,470	13,698	23,763	37,659
Earnings before income taxes and minority interest	63,613	137,056	192,654	262,550
Income tax provision	(23,977)	(51,659)	(72,580)	(85,967)
Minority interest in losses of combined subsidiaries	—	—	29	118
Net income	$39,636	$85,397	$120,103	$176,701

Non-cash compensation expense is included in the following line items in the combined statements of operations:

Cost of sales	$149	$212	$481	$654
Selling and marketing expense	92	162	456	646
General and administrative expense	1,206	1,873	4,709	6,539
Total non-cash compensation expense	$1,447	$2,247	$5,646	$7,839